Exhibit 23.3

DeGolyer and MacNaughton

4925 Greenville Avenue, Suite 400

One Energy Square

Dallas, Texas 75206

April 7, 2005

We hereby consent to references to our firm and the inclusion and incorporation by reference of information from our report entitled “Appraisal Report as of December 31, 2004 on Reserves owned by Challenger Minerals, Inc. in the West Heather Area of the Broom Field offshore United Kingdom” signed February 28, 2005, relating to the oil and gas reserves and revenue of certain interests of Challenger Minerals, Inc., a subsidiary of the GlobalSantaFe Corporation (the “Company”) in (i) the Company’s Form 10-K/A as Exhibit 99.3 therein, (ii) the Company’s Annual Report on Form 10-K for 2004 originally filed on March 3, 2005, and the Supplemental Oil and Gas Disclosure (unaudited) therein, (iii) the Company’s Registration Statements on Form S-8 (Registration Nos. 333-7070, 333-62708, 333-73878, 333-112670, 333-105015 and 333-111448), (iv) the Company’s Post Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (Registration No. 333-70268), and (v) the Company’s Registration Statement on Form S-3 (Registration No. 333-108643).

Very truly yours,

/s/ DeGolyer and MacNaughton